                           PRUDENTIAL MUNICIPAL SERIES FUND
                                   NEW YORK SERIES

                                  YIELD CALCULATION

                          YIELD = 2*[([(a-b)/(c*d)]+1)^6-1]

    Where     a = dividends & interest earned during the period.

              b = expenses accrued for the period.

              c = average daily number of shares outstanding during the period that were entitled to receive dividends.

              d = maximum offering price per share on the last day of the period.

--------------------------------------------------------------------------------
                             YIELD FOR THE 30 DAY PERIOD
                                ENDED AUGUST 31, 1997

                   -----------------------------------------------
                 Class A       Class B         Class C         Class Z
                 -------       -------         -------         -------
a=              $727,359       $471,339         $3,169            $83

b=               $98,346       $101,036           $835            $10

c=            14,580,295      9,445,633         63,513          1,665

d=                $12.31         $11.94         $11.94         $11.95

YIELD =             4.24%          3.97%          3.72%          4.47%

TAX EQUIVALENT YIELD  t/(1-36%)(1-6.85%)

t         = THE PORTION OF THE YIELD WHICH IS
            DERIVED FROM TAX EXEMPT INCOME

TAX EQUIVALENT YIELD =
                    7.12%          6.66%          6.24%          7.50%

--------------------------------------------------------------------------------

                     SUBSIDY-ADJUSTED YIELD FOR THE 30 DAY PERIOD
                                ENDED AUGUST 31, 1997

                 ----------------------------------------------------
                 Class A        Class B        Class C        Class Z
                 -------        -------        -------        -------

a=              $727,359       $471,339         $3,169            $83

b=              $105,538       $105,696           $866            $10

c=            14,580,295      9,445,633         63,513          1,665

d=                $12.31         $11.94         $11.94         $11.95

YIELD =             4.19%          3.92%          3.67%          4.42%

SUBSIDY-ADJUSTED TAX EQUIVALENT YIELD =        t/(1-36%)(1-6.85%)

t         = THE SUBSIDY-ADJUSTED PORTION OF THE YIELD WHICH IS DERIVED FROM TAX
            EXEMPT INCOME


SUBSIDY-ADJUSTED TAX EQUIVALENT YIELD =
                    7.03%          6.58%          6.16%          7.42%

                           PRUDENTIAL MUNICIPAL SERIES FUND
                                   NEW YORK SERIES

                                       EXHIBIT
                             AVERAGE ANNUAL TOTAL RETURN
                                     CALCULATION

           n
      P(1+T )  =ERV
Where:
    P = hypothetical initial payment of $1,000.
    T = average annual total return.
    n = number of years
  ERV = ending redeemable value.

--------------  -----------  ----------------  ---------------  ----------
                  ONE YEAR ENDED AUGUST 31, 1997
                 ----------------------------------------
                  Class A        Class B        Class C
                 ----------     ----------     ----------
P       =         $1,000         $1,000         $1,000
ERV     =         $1,059         $1,038         $1,075
n       =            1.0            1.0            1.0
T       =           5.91%          3.76%          7.49%

                 FIVE YEARS ENDED          TEN YEARS ENDED
                 AUGUST 31, 1997          AUGUST 31, 1997
                 -----------------------------------------
                  Class A        Class B        Class B
                 ----------    ----------     ----------
P       =         $1,000         $1,000         $1,000
ERV     =         $1,329         $1,334         $1,993
n       =            5.0            5.0           10.0
T       =           5.86%          5.93%          7.14%


               SINCE INCEPTION PERIOD ENDED AUGUST 31, 1997
               --------------------------------------------
                  Class A        Class B        Class C
               ------------    ------------   -------------
P       =         $1,000         $1,000         $1,000
ERV     =         $1,706         $2,780         $1,206
n       =            7.6           13.0            3.1
T       =           7.27%          8.21%          6.28%

                       SUBSIDY/WAIVER ADJUSTED
                 ---------------------------------------
                   ONE YEAR ENDED AUGUST 31, 1997
                 ---------------------------------------
                  Class A        Class B        Class C
                 ----------    ----------     ----------
P       =         $1,000         $1,000         $1,000
ERV     =         $1,058         $1,037         $1,074
n       =            1.0            1.0            1.0
T       =           5.82%          3.66%          7.39%

                  FIVE YEARS ENDED        TEN YEARS ENDED
                  AUGUST 31, 1997         AUGUST 31, 1997
                 ----------------------------------------
                  Class A        Class B        Class B
                 ----------    ----------     ----------
P       =         $1,000         $1,000         $1,000
ERV     =         $1,328         $1,331         $1,989
n       =            5.0            5.0           10.0
T       =           5.83%          5.89%          7.12%


                SINCE INCEPTION PERIOD ENDED AUGUST 31, 1997
                --------------------------------------------
                 Class A        Class B        Class C
                -----------   -----------     --------------
P       =         $1,000         $1,000         $1,000
ERV     =         $1,703         $2,774         $1,204
n       =            7.6           13.0            3.1
T       =           7.25%          8.19%          6.22%